Exhibit 99.2

Basis of Pro Forma Presentation

These financial statements provide the pro forma effects of the sale of our Capital Services Operations on our Statements of Operations for the years ended December 31, 2016, 2015 and 2014 as if the sale occurred on January 1 of each period presented. The adjustments give effect to the removal of 1) the results of the Capital Services Operations, including an allocable portion of our corporate costs and 2) interest expense assuming the estimated net sales proceeds of approximately $650 million (inclusive of an estimated working capital adjustment and transaction costs) were utilized to repay outstanding debt as of January 1 of each period presented.

CHICAGO BRIDGE & IRON COMPANY N.V.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2016
	As Stated	Pro Forma Adj.		Pro Forma
	(In thousands, except per share data)
Revenue	$10,679,558	$(2,079,909)	(a)	$8,599,649
Cost of revenue	9,653,502	(1,931,263)	(a)	7,722,239
Gross profit	1,026,056	(148,646)		877,410
Selling and administrative expense	349,874	(51,833)	(a)	298,041
Intangibles amortization	42,439	(16,600)	(a)	25,839
Equity earnings	(26,826)	2,256	(a)	(24,570)
Goodwill impairment	655,000	(655,000)	(a)	—
Loss on net assets sold	148,148	—		148,148
Other operating expense, net	2,339	72	(a)	2,411
(Loss) income from operations	(144,918)	572,459		427,541
Interest expense	(105,349)	24,109	(b)	(81,240)
Interest income	13,004	(1,155)	(a)	11,849
(Loss) income before taxes	(237,263)	595,413		358,150
Income tax (expense) benefit	(2,560)	23,486	(c)	20,926
Net (loss) income	(239,823)	618,899		379,076
Less: Net income attributable to noncontrolling interests	(73,346)	2,187	(a)	(71,159)
Net (loss) income attributable to CB&I	$(313,169)	$621,086		$307,917

Per Share Data
Net (loss) income attributable to CB&I per share:
Basic	$(3.05)			$2.99
Diluted	$(3.05)			$2.97

Weighted average shares outstanding:
Basic	102,811			102,811
Diluted	102,811		(d)	103,662
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of these Pro Forma financial statements.

CHICAGO BRIDGE & IRON COMPANY N.V.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2015
	As Stated	Pro Forma Adj.		Pro Forma
	(In thousands, except per share data)
Revenue	$12,929,504	$(2,298,692)	(a)	$10,630,812
Cost of revenue	11,417,188	(2,139,870)	(a)	9,277,318
Gross profit	1,512,316	(158,822)		1,353,494
Selling and administrative expense	387,027	(50,745)	(a)	336,282
Intangibles amortization	57,625	(19,960)	(a)	37,665
Equity earnings	(15,689)	912	(a)	(14,777)
Goodwill impairment	453,100	—		453,100
Loss on net assets sold and intangible assets impairment	1,052,751	—		1,052,751
Other operating expense, net	2,619	441	(a)	3,060
Loss from operations	(425,117)	(89,470)		(514,587)
Interest expense	(94,360)	23,857	(b)	(70,503)
Interest income	8,285	(1,244)	(a)	7,041
Loss before taxes	(511,192)	(66,857)		(578,049)
Income tax benefit	81,231	20,963	(c)	102,194
Net loss	(429,961)	(45,894)		(475,855)
Less: Net income attributable to noncontrolling interests	(74,454)	2,511	(a)	(71,943)
Net loss attributable to CB&I	$(504,415)	$(43,383)		$(547,798)

Per Share Data
Net loss attributable to CB&I per share:
Basic	$(4.72)			$(5.13)
Diluted	$(4.72)			$(5.13)

Weighted average shares outstanding:
Basic	106,766			106,766
Diluted	106,766			106,766
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of these Pro Forma financial statements.

CHICAGO BRIDGE & IRON COMPANY N.V.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2014
	As Stated	Pro Forma Adj.		Pro Forma
	(In thousands, except per share data)
Revenue	$12,974,930	$(2,158,413)	(a)	$10,816,517
Cost of revenue	11,508,521	(1,992,905)	(a)	9,515,616
Gross profit	1,466,409	(165,508)		1,300,901
Selling and administrative expense	405,208	(46,332)	(a)	358,876
Intangibles amortization	66,506	(19,960)	(a)	46,546
Equity earnings	(25,225)	689	(a)	(24,536)
Other operating income, net	(2,373)	551	(a)	(1,822)
Integration related costs	39,685	(8,300)	(a)	31,385
Income from operations	982,608	(92,156)		890,452
Interest expense	(83,590)	22,372	(b)	(61,218)
Interest income	8,524	(1,154)	(a)	7,370
Income before taxes	907,542	(70,938)		836,604
Income tax expense	(271,417)	32,051	(c)	(239,366)
Net income	636,125	(38,887)		597,238
Less: Net income attributable to noncontrolling interests	(92,518)	1,876	(a)	(90,642)
Net income attributable to CB&I	$543,607	$(37,011)		$506,596

Per Share Data
Net income attributable to CB&I per share:
Basic	$5.03			$4.69
Diluted	$4.98			$4.64

Weighted average shares outstanding:
Basic	108,047			108,047
Diluted	109,122			109,122
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements, which are an integral part of these Pro Forma financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Pro Forma Adjustments to Condensed Combined Statements of Operations:

(a)	To remove the results of our Capital Services Operations, including an allocable portion of our corporate costs appropriate to align with how our results will be presented after the disposition.

(b)
To remove interest expense assuming the estimated net sales proceeds of approximately $650 million (inclusive of an estimated working capital adjustment and transaction costs) were utilized to repay outstanding debt as of January 1 of each period presented.

(c)	To tax effect the pro forma adjustments. The tax effect of the 2016 pro forma adjustments reflects the non-deductibility of the $655 million goodwill impairment.

(d)
The unadjusted diluted per share amount for the year ended December 31, 2016, is based upon diluted weighted average shares that are equivalent to our basic weighted average shares due to the net loss for the period, and the pro forma diluted per share amount is based upon diluted weighted average shares.